                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (the "Agreement"), dated as of February 16, 1994, is executed by and among EQUITY HOLDINGS LIMITED, an Illinois limited partnership ("Limited"), RIVERSIDE PARTNERS, an Illinois limited partnership ("Riverside")(Limited and Riverside each individually a "Pledgor" and collectively the "Pledgors"), and CITIBANK, N.A. (the "Bank").

         PRELIMINARY STATEMENTS:

         (1) The Bank has entered into a Credit Agreement dated as of February 16, 1994 (said Agreement, as it may hereafter be amended, restated supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Pledgors. The Pledgors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         (2) The Pledgors are the owners of the shares (such shares, together with all additional shares of stock at any time hereafter pledged to the Bank in accordance with the terms of this Agreement being the "Pledged Shares") of stock described in Schedule I hereto and issued by the corporations named therein.

         (3) It is a condition precedent to the making of Advances by the Bank under the Credit Agreement that the Pledgors, shall have made the pledge contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make Advances under the Credit Agreement, the Pledgors and the Bank hereby agree as follows:

         SECTION 1. Pledge. Each Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, the following (the "Pledged Collateral"):

         (i) the Pledged Shares, and the certificates representing the Pledged Shares, and, subject to the provisions of Section 6 hereof, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

         (ii) any and all options, warrants, shares of indebtedness or other instruments, documents or rights with respect to the Pledged Shares hereafter pledged to the Bank in accordance with the terms of this Agreement, and, subject to the provisions of Section 6 hereof, all dividends,





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    principal, interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.


         SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgors now or hereafter existing under the Credit Agreement and the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations of the Pledgors under the Credit Agreement, the Note and this Agreement being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrowers to the Bank under the Credit Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time after an Event of Default, and subject to Section 6 hereof, and without notice to the Pledgors, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Pledged Collateral. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Representations and Warranties. Each Pledgor hereby represents and warrants as follows:

         (a) The Pledged Shares pledged by it hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

         (b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral pledged by it hereunder, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and such Pledgor has full power to enter into this Agreement.

         (c) This Agreement creates a valid first priority security interest in the Pledged Collateral, securing the payment



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



of the Obligations and, upon delivery of the Pledged Shares to the Bank, such security interest shall be perfected.

         (d) Such Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral pledged by it hereunder, free of any security interest, lien, claim or encumbrance.

         (e) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of such Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of such Pledged Collateral by laws affecting the offering and sale of securities generally).

         (f) The Pledged Shares pledged by it on the date hereof constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I, and in the case of any pledge of Additional Collateral under Section 7 below, such Additional Collateral on the date of such pledge constitutes the respective percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated in the Pledge Certificate executed by the applicable Pledgor in connection therewith.

         (g) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         (h) Such Pledgor has, independently and without reliance upon the Bank, the other Pledgor or any other Person, and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

         (i) The Pledged Shares pledged by it hereunder have been beneficially owned by such Pledgor for a period of not less than three (3) years as of the date of this Agreement.

         SECTION 5. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may




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reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         SECTION 6. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

         (i) Each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise or refrain from exercising any such right if such action would be reasonably likely to cause a reduction in the value of the Pledged Collateral with the result that the aggregate principal amount of the Advances then outstanding would exceed the Facility Availability Amount in effect at such time.

         (ii) Each Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

                    (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                    (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                    (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

    shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment).

         (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting




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    and other rights which it is entitled to exercise pursuant to paragraph
    (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of
Default:

         (i) All rights of any Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to such Pledgor by the Bank, cease and (y) to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall, upon notice to such Pledgor by the Bank, cease, and all such rights shall thereupon become vested in the Bank, and the Bank shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

         (ii) All dividends and interest payments which are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement).

         SECTION 7. Tansfers and Other Liens; Additional Shares. (a) Each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

         (b) Each Pledgor agrees that it will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares which are issued in substitution for any or a11 of the Pledged Shares or other Pledged Collateral and, until such pledge, such shares shall be held in trust by such Pledgor, subject to the interests of the Bank hereunder.

         (c) Each Pledgor may, from time to time, elect to substitute shares of stock for shares of stock previously pledged to the Bank, pledge additional shares of stock, cash equivalent investments, debt instruments and other similar property

("Additional Collateral") to the Bank as security for the Obligations, by delivering such Additional Collateral accompanied by a certificate made by such Pledgor (a "Pledge Certificate"), substantially in the form of Exhibit A hereto, to the Bank. Upon written acknowledgment by the Bank of the delivery to the Bank of proposed Additional Collateral, and the acceptance by the Bank of such Additional Collateral as Pledged Collateral (which acceptance may, in the sole discretion of the Bank, be subject to the satisfaction of each of the covenants of the applicable Pledgor set forth in Section 3 and 5 hereof in respect of such Additional Collateral and the sufficiency and validity of the accompanying Pledge Certificate), such Additional Collateral shall become and be Pledged Collateral for all purposes of this Agreement.

         SECTION 8. Bank Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Bank as its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Bank's sole discretion upon the occurrence and continuance of an Event of Default to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Bank May Perform. If either Pledgor fails to perform any agreement contained herein, after receipt of notice of such nonperformance and a reasonable time to cure, the Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgors under Section 13.

         SECTION 10. The Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Bank's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Bank's possession. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged




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Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

         SECTION 11. Remedies. (a) The bank shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, after the occurrence of an Event of Default, the Bank shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Bank or which the Bank shall otherwise have the ability to transfer under applicable law, the Bank may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Bank may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Bank may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy any or all of the Pledged Collateral at any private sale. The Pledgors will pay to the Bank all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Bank agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgors jointly and severally shall remain liable for any deficiency following the sale of the Pledged Collateral.

         (b) After an Event of Default, unless any of the Pledged Collateral threatens to decline speedily in value, the Bank will give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which a private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such



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notice is received by the Pledgors as provided in Section 13 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that the Bank may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

         (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence of an Event of Default, the Bank may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Bank may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Bank, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Bank solicits such offers from not less than four (4) such investors, then the acceptance by the Bank of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Bank solicit offers from four or more investors in order for the sale to be commercially reasonable.

         (d) No delay on the part of the Bank in the exercise of any right or remedy arising under this Agreement, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any Guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by the Bank of any such right or remedy shall preclude any further exercise thereof. Failure by the Bank at any time or times hereafter to require strict performance by a Pledgor, a Guarantor of all or any part of the Obligations or any other party of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such parties and delivered to the Bank shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Bank, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Pledgors, specifying such waiver, and is signed by the Bank. No waiver of any Event of Default by the bank shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Bank permitted hereunder shall in any way affect




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or impair the Bank's rights and remedies or the obligations of the Pledgors under this Agreement.

         SECTION 12. Registration Rights. The parties hereto have entered into this Agreement in reliance on the existence of certain rights being available to the Bank under Rule 144(k) of the Securities and Exchange Commission (as interpreted in no-action letters thereunder) to dispose of the Pledged Collateral without registering the Pledged Collateral. If the Bank determines that the adoption of or any change in the judicial or administrative interpretation of any law or regulation or any guideline or request from any governmental authority (whether or not having the force of law) has the effect of rendering the rights now provided by Rule 144(k) or any other successor rule or regulation unavailable to the Bank so that the Bank cannot publicly sell all or any of the Pledged Collateral pursuant to Section 11 without registration of such Pledged Collateral under the Securities Act (as hereinafter defined), each Pledgor agrees that, upon request of the Bank, such Pledgor will, at its own expense:

         (a) execute and deliver, and use its best efforts to cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Bank, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

         (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Bank;

         (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section ll(a) of the Securities Act; and

         (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and




                                      9
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    binding and in compliance with applicable law.

The Pledgors will reimburse the Bank for all expenses incurred by the Bank, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence of an Event of Default, if the Bank reasonably determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, the adoption of or any change in the judicial or administrative interpretation of any law or regulation or any guideline or request from any governmental authority (whether or not having the force of law) renders Rule 144(k) or any other successor rule or regulation unavailable to the Bank so that the Bank cannot publicly sell all or any of the Pledged Collateral pursuant to Section 11 without registration of such Pledged Collateral under the Securities Act and as such the securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then each Pledgor agrees that it will be commercially reasonable if a private sale, upon at least five (5) Business Days' notice to the Pledgors, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale. Each Pledgors further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of the failure by either Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if either Pledgor shall fail to perform any of such covenants, the Pledgors shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Bank shall demand compliance with this Section.

         SECTION 13. Expenses. The Pledgors jointly and severally agree to pay the Bank upon demand by the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Bank hereunder or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.

         SECTION 14. Amendments. Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by the bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which




                                     10
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given.

         SECTION 15. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

         SECTION 16. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement, (y) the expiration or termination of the Commitment, and (z) as to any Pledged Collateral released pursuant to the terms of the Credit Agreement, the release of such Pledged Collateral, (ii) be binding upon each Pledgor, its successors and assigns, which shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Pledgor, and (iii) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may, subject to the limitations imposed on such assignment or transfer by the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances and the Note) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination, the Bank will, at the Pledgors' expense, return to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

         SECTION 17. Waivers. The Pledgors waive presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

         SECTION 18. GOVERNING LAW. ANY DISPUTE BETWEEN THE BANK AND THE PLEDGORS ARISING OUT OF OR RELATED TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE



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STATE OF NEW YORK.

          SECTION 19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 20. Joint and Several Liability. (a) The obligations of each Pledgor in respect of the payment of any amount due hereunder shall be joint and several.

         (b) The obligations of each Pledgor hereunder resulting from its joint and several liability shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the other Pledgor under this Agreement, the Credit Agreement or the Note or the exchange, release or non-perfection of any Pledged Collateral or other collateral security therefor;

         (ii) any modification or amendment of or supplement to this Agreement, the Credit Agreement or the Note;

         (iii) any change in the partnership or corporate existence, structure or ownership of the other Pledgor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Pledgor or its assets;

         (iv) the existence of any claim, set-off or other rights which such Pledgor may have at any time against the other Pledgor or the Bank or any other Person, whether in connection herewith or any unrelated transactions, Provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (v) any invalidity or unenforceability relating to or against the other Pledgor for any reason of any provision or all of this Agreement, the Credit Agreement or the Note, or any provision of applicable law or regulation purporting to prohibit the payment by such other Pledgor of the principal of or interest on the Note made by it or any other amount payable by it under this Agreement or the Credit Agreement; or

         (vi) any other act or omission to act or delay of any kind by the other Pledgor or the Bank or any other Person or any other Circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Pledgor's obligations hereunder.

         (c) Each Pledgor's obligations under this Section 20 shall remain in full force and effect until the principal of and interest on the Note and all other amounts payable by any Pledgor under the Credit Agreement and this Agreement shall have been paid in full and the Commitment terminated, and such obligations shall survive the Termination Date. If at any time any payment of the principal of or interest on the Note or any other amount payable by any Pledgor under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Pledgor or otherwise, the other Pledgor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (d) Each Pledgor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Bank or any other Person. against the other Pledgor or any other Person or the Pledged Collateral or any other collateral security.

         (e) upon making by either Pledgor of any payment in respect of the Obligations of the other Pledgor, such Pledgor shall be subrogated to the rights of the Bank against such other Pledgor with respect to such payment; provided that such Pledgor shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Note and all other amounts payable under this Agreement and the Credit Agreement have been paid in full and the Commitment shall have been terminated.

         SECTION 21. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

         SECTION 22. Execution in Counter Parts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         SECTION 23. Merger. This Agreement represents the final agreement each of the Pledgors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between such Pledgor and the Bank.

        IN WITNESS WHEREOF, the Pledgors and the Bank have caused this Agreement to be duly executed and delivered as of the date first above written.


                          EQUITY HOLDINGS LIMITED, an Illinois limited partnership

                          By: Samuel Zell Revocable Trust established
                          under Trust Agreement dated January 17, 1990, its General Partner

                            By: /s/
                                --------------------------
                                Samuel Zell, Trustee

                          By: Robert H. and B. Ann Lurie Trust established under Trust Agreement establishing the Robert Lurie Revocable Trust dated December 19, 1989, its General Partner


                            By: /s/
                                --------------------------
                                           , Trustee
                                -----------

                          RIVERSIDE PARTNERS, an Illinois limited partnership

                          By: Samuel Zell Revocable Trust established under Trust Agreement dated January 17, 1990, its General Partner


                            By: /s/
                                --------------------------
                                Samuel Zell, Trustee

                          By: Robert H. and B. Ann Lurie Trust established under Trust Agreement establishing the Robert Lurie Revocable Trust dated December 19, 1989, its General Partner


                            By: /s/
                                --------------------------
                                           , Trustee
                                -----------

                          CITIBANK, N.A.



                          By:___________________
                          Title:

                                   SCHEDULE I

                     Attached to and forming a part of that
           certain Pledge Agreement dated as of February 16, 1994, by

                            Equity Holdings Limited,
                               Riverside Partners
                                      and
                                 Citibank, N.A.





                                              % of                    Certificate          Number of
Pledgor  Stock Issuer                     Outstanding                    Number              Shares
--------------------                      -----------                  ----------          ----------
Limited

             Great American                1.84%                        C 3786              204,795
             Management and
             Investment, Inc.              0.90%                        SO 102              100,000

                                           0.90%                        SO 103              100,000

                                           0.54%                        SO 001               50,000




             Itel Corporation              0.30%                        NI 38558            100,000

                                           0.30%                        NI 38559            100,000

                                           0.30%                        NI 31846            100,000

                                           0.30%                        NI 31847            100,000

                                           0.30%                        NI 31848            100,000

                                   EXHIBIT A
                                Pledge Agreement
                            as of February 16, 1994


                                    FORM OF
                               PLEDGE CERTIFICATE


                               with in pledge to the Bank, pursuant to Section
7(b) of that certain Pledge Agreement dated February 16, 1994 by and among Equity Holdings Limited, Riverside Partners and Citibank, N.A. (the "Pledge Agreement", terms defined therein and not otherwise defined herein being used herein as therein defined) are the following shares of stock that Pledgor requests become and be Additional Collateral:


                                            % of                   Certificate          Number of
Pledgor  Stock Issuer                   outstanding                   Number              Shares






         The Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in the above listed shares and the certificates representing the above listed shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the above listed shares.

         The Pledgor hereby represents and warrants as follows:

         (a) The above listed shares have been duly authorized and validly issued and are fully paid and non-assessable.

         (b) The Pledgor is the legal and beneficial owner of the above listed shares, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Pledge Certificate and the Pledge Agreement and the Pledgor has full power to pledge the above listed shares.

         (c) The Pledge Agreement creates a valid and perfected first priority security interest in the above listed shares, securing the payment of the Obligations.

         (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the above listed shares, free of any security interest, lien, claim or encumbrance.

         (e) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the above listed shares, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Bank of the voting or other rights provided for in the Pledge Agreement or the remedies in respect of such Additional Collateral pledged hereunder (except as may be required in connection with any disposition of any portion of such Additional Collateral by laws affecting the offering and sale of securities generally).

         (f) The above listed shares constitute the percentage of the issued and outstanding shares of stock of the respective hereof indicated above.

         (g) The above listed shares have been beneficially owned by such Pledgor for a period of at least three (3) years prior to the date hereof.

                                        [NAME OF PLEDGOR], an Illinois limited
                                        partnership

                                        By: Samuel Zell Revocable Trust
                                        established under Trust Agreement dated
                                        January 17 1990 its General Partner


                                        By:_____________________
                                        Samuel Zell, Trustee

                                        By: Robert H. and B. Ann Lurie Trust
                                        established under Trust Agreement
                                        establishing the Robert Lurie Revocable
                                        Trust dated December 19, 1989, its
                                        General Partner


                                        By:_____________________
                                        ______________, Trustee



Acknowledged and agreed this ____ day
of _____________, 199_,

CITIBANK, N.A.



By:___________________
   Title:

                                 CITIBANK, N.A.



                                           /s/ By:  Barbara A. Cohen
                                                    ------------------
                                            Title:  BARBARA A. COHEN
                                                    Vice President



                                     15